EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 23, 2021 (except for the effect of the restatement disclosed in Note 10 and Note 11, as to which the date is May 3, 2021) with respect to the financial statements of Thunder Bridge Acquisition II, Ltd. incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
November 12, 2021